Exhibit 4.2



                               MARCAM CORPORATION

                          AMENDED AND RESTATED BY-LAWS






                                 April 28, 1997



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                                     BY-LAWS

                                TABLE OF CONTENTS


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                                                                            ----

ARTICLE I.                 TITLE AND LOCATION ................................1

ARTICLE II.                SEAL ..............................................1

ARTICLE III.               ARTICLES OF ORGANIZATION ..........................1

ARTICLE IV.                STOCKHOLDERS ......................................2

       Section 1.          Annual Meeting ....................................2
       Section 2.          Special Meetings ..................................2
       Section 3.          Notice of Stockholders' Meetings ..................2
       Section 4.          Quorum ............................................2
       Section 5.          Proxies and Voting ................................2
       Section 6.          Action at Meeting .................................3
       Section 7.          Action Without Meeting ............................3

ARTICLE V.                 BOARD OF DIRECTORS ................................3

       Section 1.          Powers ............................................3
       Section 2.          Number of Directors ...............................3
       Section 3.          Election ..........................................4
       Section 4.          Vacancies .........................................4
       Section 5.          Enlargement by Board of
                           Directors' Action .................................4
       Section 6.          Tenure and Resignation ............................4
       Section 7.          Removal ...........................................4
       Section 8.          Regular Meetings ..................................4
       Section 9.          Special Meetings ..................................4
       Section 10.         Notice of Special Meetings ........................4
       Section 11.         Agenda ............................................5
       Section 12.         Quorum ............................................5
       Section 13.         Action by Consent .................................5
       Section 14.         Meeting by Telecommunications .....................5

ARTICLE VI.                COMMITTEES ........................................5


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                                                                            ----

ARTICLE VII.               OFFICERS ..........................................6

       Section 1.          Enumeration .......................................6
       Section 2.          Election ..........................................6
       Section 3.          Qualification .....................................6
       Section 4.          Tenure and Removal ................................6
       Section 5.          Resignation .......................................6
       Section 6.          Vacancies .........................................6
       Section 7.          Duties of the President ...........................6
       Section 8.          Duties of the Vice President ......................7
       Section 9.          Duties of the Treasurer ...........................7
       Section 10.         Duties of the Clerk ...............................7
       Section 11.         Duties of the Assistant Clerk .....................7

ARTICLE VIII.              INDEMNIFICATION OF OFFICERS
                           AND DIRECTORS .....................................7

ARTICLE IX.                CAPITAL STOCK .....................................8

       Section 1.          Description .......................................8
       Section 2.          Transfer of Shares ................................9
       Section 3.          Transfer Agent and Registrar
                           for Shares of Corporation .........................9
       Section 4.          Record Date .......................................10
       Section 5.          Loss of Certificates ..............................10
       Section 6.          Restrictions on Transfer ..........................10
       Section 7.          Reacquired Shares .................................10
       Section 8.          Miscellaneous .....................................10

ARTICLE X.                 DIVIDENDS .........................................11

ARTICLE XI.                VOTING OF SHARES IN OTHER
                           CORPORATIONS ......................................11

ARTICLE XII.               FISCAL YEAR .......................................11

ARTICLE XIII.              ASSESSMENTS .......................................11

ARTICLE XIV.               POWERS OF OFFICERS TO CONTRACT WITH
                           THE CORPORATION ...................................11

ARTICLE XV.                STOCK OPTIONS .....................................12

ARTICLE XVI.               MISCELLANEOUS PROVISIONS ..........................12

        Section 1.         Charitable Contributions ..........................12
        Section 2.         Evidence of Authority .............................12


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        Section 3.         Execution of Instruments ..........................12
        Section 4.         Corporate Records .................................13
        Section 5.         Massachusetts Control Share
                           Acquisition Act ...................................13

ARTICLE XVII.              AMENDMENTS ........................................13



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                               MARCAM CORPORATION
                               ------------------


                                    ARTICLE I

                               TITLE AND LOCATION

         Section 1. The name of this corporation is Marcam Corporation.

         Section 2. The principal office of this corporation shall be located at 95 Wells Avenue, Newton, Massachusetts 02159. The corporation may also have offices and places of business in such other places within and without the Commonwealth as the Board of Directors may from time to time determine.


                                   ARTICLE II

                                      SEAL

         The corporation shall have a seal consisting of a circular die with the word "Massachusetts" together with the name of the corporation and the year of its organization cut or engraved thereon. The Board of Directors may change the form of the seal and the inscription thereon at any time.


                                   ARTICLE III

                            ARTICLES OF ORGANIZATION

         Section 1. The purposes of the corporation shall be as set forth in the Articles of Organization; and these By-Laws, the powers of the corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions, if any, in regard thereto as are set forth in the Articles of Organization.

         Section 2. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization as from time to time amended.


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                                   ARTICLE IV

                                  STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held within six months of the end of the corporation's fiscal year at the date, hour and place (within the United States) as shall be determined from time to time by the board of directors and stated in the notice of the meeting. In the event an annual meeting has not been held in accordance with the foregoing provisions, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.

         Section 2. Special Meetings. Special meetings of stockholders may be called by the President or by the Board of Directors. In addition, special meetings of stockholders shall be called by the Clerk or Assistant Clerk, if any, on written application of one or more stockholders who hold at least ten percent (10%) of the capital stock entitled to vote at the meeting, unless the corporation has a class of voting stock registered under the Securities Exchange Act of 1934, as amended, in which case such a meeting shall be called by the Clerk or Assistant Clerk only on written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote at a meeting. Special meetings of the stockholders shall be held at such place within the United States as may be designated in the notice or waiver of notice of such meeting.

         Section 3. Notice of Stockholders' Meetings. A written notice of each meeting of the stockholders, stating the place, day, and hour thereof and purposes for which the meeting is called, shall be given by the Clerk or Assistant Clerk, if any, to each stockholder entitled to vote thereat, and to each stockholder, who, under the Articles of Organization or any amendment thereof, is entitled to such notice by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation, at least seven (7) days before the meeting. In case of the death, absence, incapacity or refusal of the Clerk and Assistant Clerk, if any, such notices may be given by the President or by any other officer or by a person designated either by the Clerk or by the person or persons calling the meeting, or by the Board of Directors. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting. No notice of any adjourned stockholders' meeting shall be required.

         Section 4. Quorum. At any meeting of the stockholders a quorum for the transaction of business shall consist of one or more stockholders appearing in person or by proxy and owning or representing a majority of all of the shares of the corporation then outstanding and entitled to vote. If a quorum is not present, a lesser number may make a reasonable adjournment of such meeting until a quorum is obtained.

         Section 5. Proxies and Voting. Except as otherwise required by law or the Articles of Organization, stockholders entitled to vote shall have one (1) vote for each share of stock held by


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                                       -3-


them. A stockholder may vote either in person or by written proxy which shall be signed by the stockholder, dated not more than six (6) months before the meeting named therein, and filed at the meeting or any adjournment thereof before being voted. Such proxy shall entitle the holder thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting. An executor, administrator, guardian, conservator, trustee or person in any other representative or fiduciary capacity shall represent the shares of his trust at all meetings of the corporation and may vote as a stockholder. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

         Section 6. Action at Meeting. Except as otherwise required by law, the Articles of Organization, or these By-Laws, any matter coming before any meeting of the stockholders at which a quorum is present shall be adopted as the act and deed of the stockholders if approved by the vote of the holders of a majority of the shares present in person or by proxy at such meeting and entitled to vote thereon; provided, however, that at all elections by stockholders a plurality of the votes cast for any nominee or nominees shall elect. No ballot shall be required for any election unless requested by a stockholder present in person or by proxy at the meeting and entitled to vote in the election.

         Section 7. Action Without Meeting. Any action required or permitted at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.


                                    ARTICLE V

                               BOARD OF DIRECTORS

         Section 1. Powers. The Board of Directors may exercise all the powers of the corporation except such as are reserved to the stockholders by law, by the Articles of Organization or by these By-Laws. The Directors shall have the power to issue the whole or any part of the unissued balance of the authorized capital stock of the corporation upon such terms and conditions as they shall determine.

         Section 2. Number of Directors. The number of Directors shall be determined by vote of the Board of Directors or by the stockholders at their annual meeting or at any special meeting the notice or waiver of notice of which specifies the election or the fixing of the number of Directors as an item of business for such meeting; provided, however, that the number of Directors shall be not less than three (3), except that whenever there shall be only two (2) stockholders, the number of Directors shall be not less than two (2) and whenever there shall be one (1) stockholder the number of Directors shall be not less than one (1).


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         Section 3. Election. Except as otherwise provided by the Articles of
Organization, the Board of Directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice or waiver of notice of which specifies the election of Directors as an item of business for such meeting.

         Section 4. Vacancies. During any vacancy in the Board of Directors, the remaining Directors shall constitute the full Board of Directors, until such vacancy is filled. Except as otherwise provided by the Articles of Organization, any vacancy in the Board of Directors, other than a vacancy resulting from enlargement of the Board by the Board of Directors, may be filled by the stockholders or, in the absence of stockholder action, by the Directors; provided, however, that any vacancy created by the removal of a Director or Directors through stockholder action shall be filled by the stockholders at their annual meeting or at a special meeting the notice or waiver of notice of which specifies such action as an item of business for such meeting.

         Section 5. Enlargement by Board of Directors' Action. The number of Directors may be increased and one (1) or more additional Directors elected by the vote of a majority of the Directors then in office.

         Section 6. Tenure and Resignation. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering or mailing postage prepaid his written resignation to the corporation at its principal office or to the President, Clerk or Assistant Clerk, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 7. Removal. Except as otherwise provided by the Articles of Organization, a Director, whether elected by the stockholders or Directors, may be removed from office with or without cause at any annual or special meeting of stockholders by vote of a majority of the stockholders entitled to vote in the election of the Directors, or for cause by a vote of a majority of the Directors then in office; provided, however, that a Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

         Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and such places within or without the Commonwealth of Massachusetts as the Board may, from time to time, determine. A regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting unless a quorum of the Directors is not then present.

         Section 9. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place when called by the President, Treasurer, or two or more Directors.

         Section 10. Notice of Special Meetings. The Clerk or Assistant Clerk, if any, shall give reasonable notice of each special meeting of the Board of Directors to each Director. It shall be


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reasonable notice to a Director to send notice by mail at least seventy-two (72)
hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four (24) hours before the meeting. In case of the death, absence, incapacity or refusal of the Clerk and Assistant Clerk, if any, notice shall be given by the person designated by the Board of Directors to act in the absence of the Clerk, or by the President or Treasurer, or, by the officer or Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting or meetings, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

         Section 11. Agenda. Any lawful business whatsoever may be transacted at a meeting of the Board of Directors, notwithstanding the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

         Section 12. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice; provided, however, that absent directors are given reasonable notification, either in writing, or orally, of the time and place to which said adjournment is made. Any motion adopted by vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The assent in writing of any Director to any vote or action of the Directors taken at any meeting, whether or not a quorum was present and whether or not the Director had or waived notice of the meeting, shall have the same effect as if the Director so assenting was present at such meeting and voted in favor of such vote or action.

         Section 13. Action by Consent. Any action by the Directors may be taken without a meeting if all the Directors consent to the action in writing and the consents are filed with the records of the Directors' meetings. Such consent shall be treated for all purposes as a vote of the Directors.

         Section 14. Meeting by Telecommunications. Members of the Board of Directors or any committee elected thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.


                                   ARTICLE VI

                                   COMMITTEES

         The Board of Directors may, by the affirmative vote of a majority of the Directors then in office, appoint an executive committee or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-


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                                      -6-


Laws they are prohibited from delegating. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee. The Board of Directors shall have power to rescind any action of any committee, but no such recision shall have retroactive effect.


                                   ARTICLE VII

                                    OFFICERS

         Section 1. Enumeration. The officers shall consist of a President, a Treasurer, a Clerk and such other officers and agents, with such duties and powers as the Board of Directors may, in their discretion, appoint. Without limiting the foregoing, the President may designate one or more employees of the corporation having the title of vice president, but who shall not be officers of the corporation, who shall hold such title at the pleasure of the President and who shall have such powers and duties as the President may from time to time designate.

         Section 2. Election. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of the stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

         Section 3. Qualification. An officer may, but need not, be a Director or stockholder. Any two (2) or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the corporation.

         Section 4. Tenure and Removal. The term of office of all officers shall be until the next annual meeting and until their respective successors are elected and qualify. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the Directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

         Section 5. Resignation. Any officer may resign by delivering or mailing postage prepaid his written resignation to the corporation at its principal office or to the President, Clerk or Assistant Clerk, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

         Section 6. Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         Section 7. Duties of the President. The President shall be the chief executive officer of the corporation. Except as otherwise voted by the Board, he shall preside at all meetings of the


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                                      -7-


stockholders and of the Board of Directors at which he is present and shall have such duties and powers as are commonly incident to this office and such duties and powers as the Board of Directors shall from time to time designate.

         Section 8. Duties of the Vice Presidents. The Vice Presidents shall have such duties and powers as the Board of Directors may from time to time designate.

         Section 9. Duties of the Treasurer. The Treasurer, subject to the direction and under the supervision and control of the Board of Directors, shall have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, if any. He shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and Director of the corporation. He shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the Board of Directors. The Treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts and other negotiable instruments payable to the corporation. The Treasurer shall have the power to borrow money and enter into and execute arrangements as to advances, loans and credits to the corporation. He shall perform such other duties as are incidental to his office, and such other duties as may be assigned to him by the Board of Directors.

         Section 10. Duties of the Clerk. The Clerk shall attend the meetings of the stockholders and Directors and shall record in the book of records of this corporation an accurate record of the proceedings of the stockholders and Directors at their respective meetings. The record books shall be open at reasonable times to the inspection of any stockholder, Director or officer. The Clerk shall notify the stockholders and Directors, when required by law or by these By-Laws, of their respective meetings, and shall perform such other duties as the directors and stockholders may from time to time prescribe. He shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the Directors and of the stockholders, when required. In the absence of the Clerk at any such meeting, a Temporary Clerk shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

         Section 11. Duties of the Assistant Clerk. In the absence or incapacity of the Clerk, the Assistant Clerk, if any, otherwise a Temporary Clerk designated by the Board of Directors, shall perform the duties and have the powers of the Clerk. The Assistant Clerk shall have such other duties and powers as the Board of Directors may from time to time designate.


                                  ARTICLE VIII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The corporation may indemnify each person who is or was a Director, officer, employee or other agent of the corporation, or of any other organization in which the corporation owns


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                                      -8-


shares or of which it is a creditor, which he served as such at the request of the corporation against any and all liability and reasonable expense that may be incurred by him in connection with, or resulting from, any claim, action, suit, or proceeding (whether brought by or in the name of the corporation or such other organization or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a Director, officer, employee or other agent of the corporation or of such other organization, or by reason of any past or future action taken in his capacity as such Director, officer, employee or other agent, whether or not he continues to be such at the time such liability or expense is incurred, provided such person acted, in good faith, in what he reasonably believed to be the best interests of the corporation or such other organization, as the case may be, and provided also that in any criminal action or proceeding he had no reasonable cause to believe that his conduct was unlawful. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. As used in this Article, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties and amounts paid in settlement, by a Director, officer, employee or other agent, other than amounts paid to the corporation itself or to such other organization served at the corporation's request. Any such Director, officer, employee or other agent referred to in this Article who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the character described herein shall be entitled to indemnification as of right. Subject to the provisions of the preceding sentences, any indemnification hereunder shall be made at the discretion of the corporation, but only if (1) the Board, acting by a quorum consisting of Directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit, or proceeding, shall find that the Director, officer, employee or other agent has met the standards of conduct set forth in the first sentence of this Article, or
(2) if an independent quorum does not exist, independent legal counsel (who may be the regular counsel of the corporation) shall deliver to it their written advice that, in their opinion, such Director, officer, employee or other agent has met such standards. Expense incurred with respect to any such claim, action, suit, or proceeding may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article. The rights of indemnification provided in this Article shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of their heirs, executors, and administrators of any such person.


                                   ARTICLE IX

                                  CAPITAL STOCK

         Section 1. Description. Each stockholder shall be entitled to a certificate of the capital stock of the corporation owned by him in such form as shall in conformity to law be prescribed from time to time by the Board of Directors. Each certificate shall be signed by the President or Vice President and the Treasurer or Assistant Treasurer, shall bear the seal of the corporation,


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                                      -9-


and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The signature of the President, Vice President, Treasurer, and Assistant Treasurer may be facsimile if the stock certificate is signed by a Transfer Agent, or by a Registrar, other than a Director, officer or employee of the corporation.

         If an officer who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the time of its issue.

         Section 2. Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred a new certificate or certificates shall be issued according to the directions of the parties. The person registered on the books of the corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, and, except only as may be otherwise required by law, may in all respects be treated by the corporation as the exclusive owner thereof and the holder in fact thereof, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person except as may be otherwise expressly provided by law.

         Section 3. Transfer Agent and Registrar for Shares of Corporation. The Board of Directors may appoint a Transfer Agent and a Registrar of the certificates of the corporation. The Transfer Agent shall maintain, among other records, a Stockholders' Ledger, setting forth, among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. The Registrar shall maintain, among other records, a Share Register, setting forth, among other things, the total number of shares of each class of shares which the corporation is authorized to issue, and the total number of shares actually issued. The Stockholders' Ledger and the Share Register are hereby identified as the Stock Transfer Books of the corporation; but as between the Stockholders' Ledger and the Share Register, the names and addresses of stockholders, as they appear on the Stockholders' Ledger maintained by the Transfer Agent, shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the Stockholders' Ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its Directors, officers, agents or attorneys, shall be responsible for notifying the Transfer Agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, Directors, officers, agents and attorneys, and its Transfer Agent and Registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the Stockholders' Ledger maintained by the Transfer Agent.


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         Section 4. Record Date. The Board of Directors may fix in advance a time which shall not be more than sixty (60) days before the date of any dividend, or making any distribution to stockholders, as the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose as the record date for determining the stockholders having the right to notice of, and to vote at, such meetings and any adjournment thereof, or to receive such dividend or distribution, or to give such consent or dissent. Only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing a record date, the Board of Directors may for any such purpose close the Stock Transfer Books for all or any part of such period.

         Section 5. Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe, including, in the discretion of the Board of Directors, a requirement of bond and indemnity to the corporation.

         Section 6. Restrictions on Transfer. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

         Section 7. Reacquisition of Stock. Shares of stock previously issued which have been reacquired by the Corporation, shall be restored to the status of authorized but unissued shares without amendment of the Articles of Organization.

         Section 8. Miscellaneous. The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Articles of Organization. At all times when there are two (2) or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles or Organization and these By-Laws. Every certificate issued when the corporation is authorized to issue more than one (1) class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.


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                                      -11-


                                    ARTICLE X

                                    DIVIDENDS

         Except as otherwise required by law or by the Articles of Organization, the Board of Directors may in its discretion declare and pay dividends upon the capital stock of the Corporation from funds lawfully available therefor. Dividends may be paid in cash, property or shares of the capital stock of the Corporation or its subsidiaries.


                                   ARTICLE XI

                     VOTING OF SHARES IN OTHER CORPORATIONS

         The President, Treasurer and any person authorized by the Board of Directors shall have power to vote shares of stock held by this corporation in any other corporation and/or to give a proxy to vote such shares.


                                   ARTICLE XII

                                   FISCAL YEAR

         Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the corporation shall end on September 30th of each year.


                                  ARTICLE XIII

                                   ASSESSMENTS

         Shares of stock of this corporation, when issued, shall be fully paid and non-assessable except for unpaid installments of installment stock.


                                   ARTICLE XIV

               POWERS OF OFFICERS TO CONTRACT WITH THE CORPORATION

         Any and all of the Directors and officers of the corporation, notwithstanding their official relations to it, may enter into, negotiate, consummate and perform any contract or agreement of any name or nature between the corporation and themselves, or any and all of the individuals from time to time constituting the Board of Directors of the corporation, or any firm or corporation in which any such Director may be interested, directly or indirectly, whether such individuals, or individual, firm or corporation, thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise, provided such interest is made known to this corporation prior to the making of such contract or agreement, the intent hereof being to relieve each and every person who may be or become a Director of the corporation or any corporation in which he may be interested in any way from any disability that might otherwise exist from contracting with the corporation. Any Director of the corporation, whether an officer of the corporation or not, who is interested in any transaction in any manner, as aforesaid, may nevertheless be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such transaction, and may vote thereat to authorize or ratify any such transaction with like force and effect as if he were not so interested. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.


                                   ARTICLE XV

                                  STOCK OPTIONS

         The Board of Directors may from time to time grant to such persons, including Directors, officers or employees of the corporation or of a parent or subsidiary corporation, as the Board may determine, options for the purchase of unissued stock which the corporation may be authorized to issue or of treasury stock, either with or without a general or specific plan with respect to the granting of such options, on such terms and for such number of shares as the Board may determine.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

         Section 1. Charitable Contributions. The Board of Directors may authorize from time to time contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.

         Section 2. Evidence of Authority. A certificate by the Clerk or any Assistant Clerk as to any action taken by the stockholders, Directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Articles of Organization, or by these By-Laws, or under any vote of the stockholders or the Board of Directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency, shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

         Section 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

         Section 4. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the Stock Transfer Books, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of the corporation, or at an office of its Transfer Agent or of the Clerk or of the Assistant Clerk, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

         Section 5. Massachusetts Control Share Acquisition Act. Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to control share acquisitions of the corporation.


                                  ARTICLE XVII

                                   AMENDMENTS

         These By-Laws may be amended by affirmative vote of the holders of a majority of the shares of the capital stock at the time outstanding and entitled to vote, at any annual or special meeting of stockholders, or by the affirmative vote of a majority of the Directors then in office; provided, however, that notice of a proposal to amend these By-Laws be included in the notice of such meeting of Directors or stockholders. Any amendment of these By-Laws by the Board of Directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.